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                                                                    EXHIBIT 23A


                                   EXHIBIT 23A


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


To the Board of Directors and
Management of Safety-Kleen Corp.:



As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-8 (File No. 2-97490, File No. 2-67421, File No. 33-34892, File No. 33-51396, File No. 2-97196, File No. 33-
56371, File No. 333-05813 and File No. 333-05817) and on Form S-3 (File No. 22-
806, File No. 33-18043, File No. 33-15010, File No. 33-27174, File No. 33-30519,
File No. 33-35008, File No. 33-44715 and File No. 333-03933).



                                  /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
December 22, 1997